UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54114	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:.

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 12, 2020, Optex Systems Holdings, Inc., a Nevada corporation (the “Company”), held an annual meeting of stockholders (the “Meeting”). As of the record date for the Meeting, 8,436,422 shares of common stock were issued and outstanding. A total of 7,878,113 shares of common stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the following proposals:

(i) The reelection of each of the current directors of the Company. The directors were reelected, and the votes were cast as follows:

Name	Votes For	Votes Against	Abstentions
Larry Hagenbuch	4,560,560	-	615,060
Dale Lehmann	4,571,860	-	603,760
Rimmy Malhotra	4,560,460	-	615,060
Danny Schoening	4,571,760	-	603,860

(ii) The ratification of the appointment of Whitley Penn, LLP, as the Company’s independent registered certified public accountant for the fiscal year ended September 28, 2020. The appointment was ratified, and the votes were cast as follows:

Votes For	Votes Against	Abstentions
6,418,668	1,459,252	193

(iii) Advisory vote on executive compensation. The matter was passed, and the votes were cast as follows:

Votes For	Votes Against	Abstentions
4,263,419	635,141	277,060

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Karen Hawkins
Karen Hawkins
Title:	Chief Financial Officer

Date: February 19, 2020